UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1401 F Street, Suite 200, Modesto, CA 95354- 2557
(Address of principal executive offices)

(778) 753-5675
Registrant’s telephone number

______________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, Mr. Sass Peress was appointed as a director of Salamon Group Inc. (the “Company”), by the Company’s Board of Directors.

Sass Peress, Director

Mr. Peress began his history in the solar industry in 1988, founding ICP Solar. In 1994, his automotive background permitted him to launch the first successful range of solar chargers for automobiles and recreational vehicles in partnership with major retailers worldwide. In 1996, he was amongst the first in the solar industry to use the internet to promote a range of solar powered solutions for everyday living. With his scientific background and manufacturing experience, his involvement at Sunlogics will include the develoment of an intellectual property strategy for off-grid and grid-tie solar charging products. In addition to assuming the duties as director, his understanding of global community engagement through the internet, together with how renewable energy can be used to truly drive disruptive lifestyle changes for our planet will be key in his responsibilities as VP Consumer Products at Sunlogics Inc.Mr. Peress graduated with Honors from Concordia University’s MBA International Business Program in Montreal, Canada.

The appointment was approved by the Board of Directors of the Company on January 31, 2011.

The Company has never granted any options to any of its directors or officers, nor has it entered into any employment or consulting agreements with any of its officers or named executive officers.

The appointment is not yet effective and is subject to all requisite actions, including the filing of an Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

SECTION 8 OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On February 1, 2011, the Company issued a press release announcing the appointment of Mr. Sass Peress which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release dated February 1, 2011 of Salamon Group, Inc., announcing the appointment of Mr. Sass Peress

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALAMON GROUP, INC.

By: /s/ Michael Matvieshen
Michael Matvieshen
Chief Executive Officer

Date: February 1, 2011